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                                                                   EXHIBIT 10.15


            Neither this warrant nor the shares of stock issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the "Act"). No sale, transfer or other disposition of this warrant or such shares may be effected without (i) an effective registration statement under the Act related thereto, (ii) an opinion of counsel for the holder, reasonably satisfactory to the Company, or
            (iii) the Company otherwise satisfies itself that such transaction is exempt from registration.

                     INTERNAP NETWORK SERVICES CORPORATION

                        PREFERRED STOCK PURCHASE WARRANT

Date of Issuance: May 5, 1998                               Certificate No. PW-2

            FOR VALUE RECEIVED, InterNAP Network Services Corporation, a Washington corporation (the "Company"), hereby grants to First Portland Corporation (the "Purchaser") or its registered assigns (the "Registered Holder") the right to purchase from the Company 41,667 shares of Warrant Stock at a price per share of $.60 (as adjusted from time to time hereunder, the "Exercise Price"). This Warrant was issued pursuant to the terms of the Warrant Purchase Agreement, dated as of March __, 1998 (the "Purchase Agreement"), between the Company and the Purchaser. Certain capitalized terms used herein are defined in Section 5 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustments pursuant to the provisions contained in this Warrant.

            This Warrant is subject to the following provisions:

            Section 1. Exercise of Warrant.

            1A. Exercise Period. The Registered Holder may exercise, in whole or in part, the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including the later of (i) the tenth anniversary of the final acceptance of equipment by the Company under the Equipment Financing with the Purchaser and (ii) the fifth anniversary of the consummation of the public offering of the Company's Common Stock registered under the Securities Act of 1933 (the "Exercise Period"). The Company shall give the Registered Holder written notice of the expiration of the Exercise Period at

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least 30 days but not more than 90 days prior to the end of the Exercise Period.

            1B. Exercise Procedure.

            (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time");

            (a) a completed Exercise Agreement, as described in paragraph 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

            (b) this Warrant;

            (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 7 hereof; and

            (d) either (1) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise (the "Aggregate Exercise Price"), (2) the surrender to the Company of debt or equity securities of the Company having a Market Price equal to the Aggregate Exercise Price of the Warrant Stock being purchased upon such exercise (provided that for purposes of this subparagraph, the Market Price of any note or other debt security or any preferred stock shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon) or (3) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Warrant
      Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price of the Warrant Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

            (ii) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company

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shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

            (iii) The Warrant Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Stock at the Exercise Time.

            (iv) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock. Each share of Warrant Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

            (v) The Company shall not close its books against the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

            (vi) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

            (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or the sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

            (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Warrant Stock solely for the purpose of issuance upon the exercise of the


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Warrants, such number of shares of Warrant Stock issuable upon the exercise of this Warrant. The Company shall take all such actions as may be necessary to assure that all such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Warrant Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Warrant Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of this Warrant.

            1C. Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

            1D. Conversion of the Series B Preferred. Notwithstanding any other provision of this Warrant, if all of the issued and outstanding shares of the Company's Series B Preferred are converted automatically into shares of Common Stock pursuant to Section 3(b) of the Company's Certificate of Incorporation (the "Automatic Conversion"), this Warrant shall no longer be exercisable into shares of Series B Preferred but immediately upon the consummation of the Automatic Conversion shall become exercisable into a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion of the shares of Series B Preferred issuable upon exercise of this Warrant as of the consummation of such event at an Exercise Price equal to the Series B Conversion Price (as defined under the Company's Certificate of Incorporation) in effect as of the consummation of such event. Following the occurrence of the Automatic Conversion, the provisions of this Warrant shall continue to apply to the Warrant Stock which shall then be Common Stock.

            Section 2. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of shares of Warrant Stock issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

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            2A. Subdivision or Combination of Common Stock. If the Company at
any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the Warrant Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately increased, and if the Company at any time combines (by reverse stock split or otherwise) the Warrant Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

            2B. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is effected in such a way that the holders of Warrant Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Warrant Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holder of this Warrant) to insure that the Registered Holder shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the shares of Warrant Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Warrant Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holder of this Warrant) with respect to such holders' rights and interests to insure that the provisions of this Section 2 and Sections 3 and 4 hereof shall thereafter be applicable to this Warrant. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holder of this Warrant), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

            2C. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions, then the Company's board of

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directors shall make an appropriate adjustment in the Exercise Price and the number of shares of Warrant Stock obtainable upon exercise of this Warrant so as to protect the rights of the holder of this Warrant; provided that no such adjustment shall increase the Exercise Price or decrease the number of shares of Warrant Stock obtainable as otherwise determined pursuant to this Section 2.

            2D. Notices.

            (i) Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

            (ii) The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

            (iii) The Company shall also give written notice to the Registered Holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

            Section 3. Liquidating Dividends. If the Company declares or pays a dividend upon the Preferred Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) (a "Liquidating Dividend"), then the Company shall pay to the Registered Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to such Registered Holder on the Warrant Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Preferred Stock entitled to such dividends are to be determined.

            Section 4. Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Preferred Stock (the "Purchase Rights"), then the Registered Holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the Aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Warrant Stock acquirable upon complete exercise of this Warrant immediately

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before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Preferred Stock are to be determined for the grant, issue or sale of such Purchase Rights.

            Section 5. Definitions. The following terms have meanings set forth below:

            "Common Stock" means, collectively, the Company's Common Stock and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

            "Equipment Financing" has the meaning set forth in the Purchase Agreement.

            "Market Price" means as to any security the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the Registered Holder of this Warrant; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Registered Holder of this Warrant. The determination of such appraiser shall be final and binding on the Company and the Registered Holder, and the fees and expenses of such appraiser shall be paid by the Company.

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            "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

            "Series B Preferred" means the Company's Series B Preferred Stock, par value $0.001 per share.

            "Warrant Stock" means the Company's Series B Preferred; provided that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term "Warrant Stock" shall mean one share of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

            Other capitalized terms used in this Warrant but not defined herein shall have the meanings set forth in the Purchase Agreement.

            Section 6. No Voting Rights; Limitations on Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Warrant Stock acquirable by exercise hereof or as a stockholder of the Company.

            Section 7. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.

            Section 8. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new

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certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

            Section 9. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

            Section 10. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

            Section 11. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holder.

            Section 12. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporation laws of the State of Washington shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal law of the State of Washington without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Washington or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Washington.

                                *  *  *  *  *  *

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            IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.


                                    INTERNAP NETWORK SERVICES
                                      CORPORATION


                                    By  /s/ Paul E. McBride
                                        ------------------------------------
                                    Its VP Finance & Administration
                                        ------------------------------------


[Corporate Seal]

Attest:


------------------------------------
            Secretary


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                                                                       EXHIBIT I

                               EXERCISE AGREEMENT


To:                                         Dated:

            The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-__), hereby agrees to subscribe for the purchase of __________ shares of the Warrant Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

                                         Signature ____________________________

                                         Address ______________________________



                                                                      EXHIBIT II

                                   ASSIGNMENT

            FOR VALUE RECEIVED, _______________________________________________
hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-________) with respect to the number of shares of the Warrant Stock covered thereby set forth below, unto:


Names of Assignee                   Address                       No. of Shares




Dated:                                   Signature ____________________________

                                                   ____________________________

                                         Witness   ____________________________


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